Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-256930) of Celsius Holdings, Inc. and in the related Prospectus of our reports dated March 16, 2022 with respect to the consolidated financial statements of Celsius Holdings, Inc. and the effectiveness of internal control over financial reporting of Celsius Holdings, Inc. included in this Annual Report (Form 10-K) of Celsius Holdings, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP
Certified Public Accountants
Boca Raton, Florida
March 16, 2022

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-256930) of Celsius Holdings, Inc. and in the related Prospectus, of our report dated March 10, 2021, with respect to the consolidated financial statements of Celsius Holdings, Inc. included in this Annual Report (Form 10-K) of Celsius Holdings, Inc. for the year ended December 31, 2020.

/s/Assurance Dimensions, Inc. Assurance Dimensions Margate, Florida

March 16, 2022